Exhibit 10.9

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP

CONVERTIBLE PROMISSORY NOTE

$1,500,000.00	October 11, 2024

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP, a Delaware corporation (the “Company”), for value received, promises to pay to B H INC., a Utah corporation or its permitted assigns (the “Holder”), the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00).

The principal balance of this convertible promissory note (this “Note”), shall be payable on the earlier of: (a) the effective date of the consummation of the Company’s initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (in any case, the “Business Combination”) with Tar Sands Holdings II, LLC, a Utah limited liability company (“TSH”), pursuant to that certain Agreement and Plan of Merger dated August 12, 2024, by and among the Company, Uinta Integrated Infrastructure Holdings Inc., a Delaware corporation, Uinta Integrated Infrastructure Holdings, Inc., a Delaware corporation, RR Integration Merger Co, a Delaware corporation, RRG Merger LLC, a Delaware limited liability company, and TSH (as amended, restated or otherwise modified, the “Merger Agreement”), or (b) the date that the winding up of the Company is effective (in either case, the “Maturity Date”). Upon the closing of the Business Combination, and in lieu of any cash payment, this Note shall convert into 355,000 shares of Holdings Common Stock (as defined in the Merger Agreement), pursuant to Section 1 below; provided, that, should the Business Combination fail to close for any reason, the Company shall use reasonable efforts to satisfy its obligations under this Note by cash payment in an amount equal to $3,900,000 by wire payment of immediately available funds to an account designated in writing by the Holder. Any balance under this Note may be prepaid at any time (and the number of shares of Holdings Common Stock or final cash payment, as the case may be, will be reduced accordingly). Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Company, be obligated personally for any obligations or liabilities of the Company hereunder. The Holder understands that if a Business Combination is not consummated, this Note will be repaid solely to the extent that the Company has funds available to it outside of its trust account established in connection with its initial public offering of its securities (the “Trust Account” and such offering, the “IPO”), and that all other amounts will be contributed to capital, forfeited, eliminated or otherwise forgiven or eliminated.

1. Mandatory Conversion. The entire outstanding principal balance due on this Note shall be automatically converted (without any action of the Holder or the Company) into 355,000 shares of Holdings Common Stock upon the closing of the Business Combination.

2. Mechanics of Conversion.

(a) Certificates for Equity Securities. As soon as practicable after the consummation of the Business Combination, the Company shall (but only if certificates have been authorized by the Company in the Business Combination) cause Holdings (as defined in the Merger Agreement) to issue and deliver to the Holder a certificate for the number of shares of common stock to which such Holder shall be entitled as aforesaid. Regardless of whether such certificate shall be issued as provided for above, the conversion of this Note as provided by Section 1 above shall be deemed to have been made immediately prior to the close of business on the date of the closing of the Business Combination, and the Holder shall be treated for all purposes as the record holder of such shares on such date.

3. No Rights as Holder of Equity Securities. This Note does not entitle the Holder to any voting rights or other rights as a holder of Holdings securities prior to the conversion hereof.

4. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note.

5. Trust Waiver. Notwithstanding anything herein to the contrary, the Holder hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any monies in, or any distribution of or from, the Trust Account (as defined in the Merger Agreement), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Holder hereby agrees not to make any Claim against the Trust Account (including any distributions therefrom), regardless of whether such Claim arises as a result of, in connection with or relating in any way to, this Note, or any other matter, and regardless of whether such Claim arises based on contract, tort, equity or any other theory of legal liability. To the extent the Holder commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Maker (including this Note), which proceeding seeks, in whole or in part, monetary relief against the Maker, the Holder hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such Claim shall not permit the Maker (or any person claiming on its behalf or in lieu of it) to have any Claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.

6. Miscellaneous.

(a) Successors and Assigns; Governing Law. This Note shall be binding upon any successors or assigns of the Company. This Note shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of the State of Delaware.

(b) Restrictions. The Holder acknowledges that the Holdings Common Stock acquired upon the conversion of this Note will be subject to restrictions upon resale imposed by state and federal securities laws and may be subject to the transfer restrictions set forth in any governing documents executed in connection with the Business Combination.

(c) Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part by the Holder to any person or entity without the prior written consent of the Company.

(d) Notices. Any notices and other communications given or made pursuant hereto or the Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and communications shall be sent to the respective parties at the following addresses:

To the Company:	Integrated Rail and Resources Acquisition Corp

400 W. Morse Boulevard, Suite 220

Winter Park, FL 32789

Attention: Mark Michel

Email: mmichel@dhipgroup.com

To Holder:	B H, Inc.

1175 E 2000 S

Vernal, UT 84078

Attention:

Email:

or to such other single place as any party shall designate by written notice to the other party.

(e) Enforcement. The Company shall pay all reasonable fees and expenses, including reasonable attorney’s fees, incurred by the Holder in the enforcement in any of the Company’s obligations hereunder not performed when due.

(f) Amendment or Waiver. Holder acknowledges that, by the operation of Section 4(a) of the Agreement, the holders of a majority-in-interest of the principal amount of the Notes issued under the Agreement have the right and power to amend the terms of the Agreement or this Note, including to diminish or eliminate all rights of the Holder hereunder.

(g) Standoff Provisions. The Holder agrees to be bound by such market standoff provisions (i.e., restrictions on stock resales following the Company’s sale of securities in the public market) as shall be determined or agreed to by the Company.

[Signature page follows].

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer hereunto duly authorized.

COMPANY:

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP

By:	/s/ Mark A. Michel
Name:	Mark A. Michel
Title:	Chief Executive Officer

ACCEPTED AND AGREED BY: HOLDER:

B H, Inc.

By:	/s/ Erik Haslem
Name:	Erik Haslem
Title:	Chief Executive Officer

Signature Page to Convertible Promissory Note